Exhibit 99
Red Lobster Olive Garden LongHorn Steakhouse The Capital Grille
Bahama Breeze Seasons 52 Eddie V's Yard House
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

FOR RELEASE	Contacts:
September 20, 2013	(Analysts) Matthew Stroud	(407) 245-6458
7:30 AM ET	(Media) Bob McAdam	(407) 245-4189

DARDEN RESTAURANTS REPORTS FIRST QUARTER DILUTED NET EARNINGS PER SHARE; DECLARES ITS QUARTERLY DIVIDEND; ANNOUNCES A REDUCTION IN OPERATING SUPPORT SPENDING; AND AFFIRMS DILUTED NET EARNINGS PER SHARE OUTLOOK FOR THE FULL FISCAL YEAR

ORLANDO, FL, Sept 20 - Darden Restaurants, Inc. (NYSE: DRI) today reported diluted net earnings per share and sales for the first quarter ended August 25, 2013.

Headlines for the quarter and fiscal year include the following:

•
First quarter diluted net earnings per share from continuing operations were $0.53, a 37.6% decrease from $0.85 per diluted share in the first quarter of last year. Net earnings from continuing operations in this year's first quarter were $70.3 million, which compares to net earnings from continuing operations of $111.0 million in the first quarter last year.

•
First quarter total sales from continuing operations were $2.16 billion, a 6.1% increase from the $2.03 billion generated in the first quarter of last year. The increase reflects same restaurant-sales growth of 0.5% for the Company's Specialty Restaurant Group, the addition of 46 Yard House restaurants (including the 40 restaurants that were acquired in the second quarter of last year and six that have been opened since the acquisition) and the operation of another 103 net new restaurants compared to the first quarter last year, offset by a blended same-restaurant sales decline of 3.3% for Olive Garden, Red Lobster and LongHorn Steakhouse. In the first quarter, U.S. same-restaurant sales increased 3.2% at LongHorn Steakhouse, and declined 4.0% at Olive Garden and 5.2% at Red Lobster.

•
The Company reported that, following a comprehensive review, it is taking steps that will reduce its annualized operating support spending by approximately $50 million through a combination of workforce reductions and program spending cuts. For fiscal year 2014, these actions are expected to reduce operating support spending by approximately $25 million, which will be offset this year by approximately $10 million in upfront costs related to implementation of the plan.

•
The Company announced that it continues to expect diluted net earnings per share for fiscal year 2014 to decline between 3% and 5% compared to fiscal 2013, which is consistent with the outlook provided in June, despite lower first quarter earnings than the Company anticipated in June.

•	Darden's Board of Directors also declared a quarterly dividend of 55 cents per share.

“Following our industry's pronounced spikes up and down in same-restaurant sales last winter and spring, the results this summer are further evidence that we can expect sharper sales volatility as the slow and uneven recovery in the economy persists,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “For Darden, sales volatility is amplified because of the changes we're making at our two largest brands. As we've said before, we are working to improve affordability and to refine the guest experiences we provide so that they remain responsive to what guests want beyond affordability. The objective is to regain same-restaurant traffic momentum. And, while blended traffic for our three large brands trailed the industry the first two months of the quarter, we are encouraged that in August same-restaurant traffic at both Olive Garden and LongHorn was ahead of the industry and Red Lobster's traffic was in line with the industry. Still, like the rest of the quarter, August was a challenging month on an absolute basis and we have to be prepared for consumers to continue to be cautious in their spending.”

“To ensure we are strongly positioned to respond to and invest in what guests need and want, we undertook a comprehensive review of our operating support spending and identified thoughtful but significant spending reduction opportunities,” continued Otis. “With the additional flexibility we have as a result of these actions and talented and dedicated teams in our restaurants and our support center, we are confident we can deliver stronger operating and financial results and remain the industry leader for years to come.”

Operating Headlines

OLIVE GARDEN'S first quarter sales of $918 million were 0.4% lower than the prior year based on a same-restaurant sales decline of 4.0%, offset by revenue from 35 net new restaurants. For the quarter, on a percentage of sales basis, restaurant labor expenses, restaurant expenses, selling, general and administrative expenses and depreciation and amortization expenses were higher compared to the first quarter of last year, while food and beverage expenses were lower. The net result is that operating profit and operating profit as a percentage of sales were below last year.

RED LOBSTER'S first quarter sales of $624 million were 5.5% lower than the prior year, which reflected a U.S. same-restaurant sales decline of 5.2% and the closing of one restaurant. For the quarter, on a percentage of sales basis, restaurant labor expenses, restaurant expenses, selling, general and administrative expenses and depreciation and amortization expenses were higher compared to the first quarter of last year, while food and beverage expenses were lower. The net result is that operating profit and operating profit as a percentage of sales were below last year.

LONGHORN STEAKHOUSE'S first quarter sales of $325 million were 14.2% higher than the prior year, driven by revenue from 47 net new restaurants and a U.S. same-restaurant sales increase of 3.2%. For the quarter, on a percentage of sales basis, food and beverage expenses, restaurant labor and selling, general and administrative expenses were higher compared to the first quarter of last year while depreciation and amortization expenses were lower and restaurant expenses were unchanged. The net result is that operating profit and operating profit as a percentage of sales were below last year.

THE SPECIALTY RESTAURANT GROUP'S first quarter sales of $282 million were 72.7% higher than the prior year, driven by same-restaurant sales increases of 3.2% at The Capital Grille, 2.7% at Bahama Breeze and 2.1% at Eddie V's, offset partially by declines of 4.4% at Seasons 52 and 1.5% at Yard House. Sales growth also reflected revenue from four new restaurants at The Capital Grille, six at Bahama Breeze, eight at Seasons 52, one at Eddie V's, the acquisition of 40 Yard House restaurants in the second quarter of last year and the opening of six Yard House restaurants since the acquisition.

Fiscal 2014 June, July and August U.S. Same-Restaurant Sales Results
Darden reported U.S. same-restaurant sales for the fiscal months of June, July and August as follows:

Olive Garden	June	July	August
Same-Restaurant Sales	-1.9%	-7.4%	-3.2%
Same-Restaurant Traffic	-0.9%	-8.1%	-2.8%
Pricing	1.4%	2.0%	1.8%
Menu-mix	-2.4%	-1.3%	-2.2%

Red Lobster	June	July	August
Same-Restaurant Sales	-6.6%	-7.0%	-1.7%
Same-Restaurant Traffic	-6.0%	-8.1%	-3.8%
Pricing	1.1%	1.2%	1.2%
Menu-mix	-1.7%	-0.1%	0.9%

LongHorn Steakhouse	June	July	August
Same-Restaurant Sales	2.7%	1.8%	4.9%
Same-Restaurant Traffic	1.8%	0.2%	1.9%
Pricing	1.5%	1.7%	2.0%
Menu-mix	-0.6%	-0.1%	1.0%

Other Actions

Darden's Board of Directors declared a quarterly cash dividend of 55 cents per share on the Company's outstanding common stock. The dividend is payable on November 1, 2013 to shareholders of record at the close of business on October 10, 2013.

Fiscal 2014 Financial Outlook

The Company continues to expect that diluted net earnings per share for fiscal year 2014 will decline 3% to 5% compared to fiscal 2013, which is consistent with the expectations provided in June, despite lower first quarter earnings than the Company anticipated in June. The Company's current earnings expectations for the year reflect (1) the net financial effect of the Company's actions to reduce operating support spending, (2) its assumption that combined U.S. same-restaurant sales growth this fiscal year for Red Lobster, Olive Garden and LongHorn Steakhouse will be flat, which is at the bottom of the 0% to 2% range the Company anticipated in June, and (3) the opening of approximately 80 net new restaurants.

Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales. Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2013, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the third year in a row and is the only full-service restaurant company to ever appear on the list. Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our newer brands like Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property,  a possible impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

08/25/13		08/26/12
677	Red Lobster USA	678
27	Red Lobster Canada	27
704	Total Red Lobster	705
826	Olive Garden USA	791
6	Olive Garden Canada	6
832	Total Olive Garden	797
438	LongHorn Steakhouse	391
50	The Capital Grille	46
36	Bahama Breeze	30
31	Seasons 52	23
12	Eddie V's	11
46	Yard House	—
6	Other	3
2,155	Total Restaurants	2,006

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/25/2013	8/26/2012
Sales	$2,158.5	$2,034.8
Costs and expenses:
Cost of sales:
Food and beverage	659.0	618.8
Restaurant labor	688.9	626.7
Restaurant expenses	353.4	304.3
Total cost of sales (1)	$1,701.3	$1,549.8
Selling, general and administrative	230.0	218.2
Depreciation and amortization	105.8	92.6
Interest, net	32.7	27.9
Total costs and expenses	$2,069.8	$1,888.5
Earnings before income taxes	88.7	146.3
Income taxes	18.4	35.3
Earnings from continuing operations	$70.3	$111.0
Losses from discontinued operations, net of tax benefit of $0.1 and $0.1, respectively	(0.1)	(0.2)
Net earnings	$70.2	$110.8
Basic net earnings per share:
Earnings from continuing operations	$0.54	$0.87
Losses from discontinued operations	—	(0.01)
Net earnings	$0.54	$0.86
Diluted net earnings per share:
Earnings from continuing operations	$0.53	$0.85
Losses from discontinued operations	—	—
Net earnings	$0.53	$0.85
Average number of common shares outstanding:
Basic	130.2	128.1
Diluted	132.6	131.0

(1) Excludes restaurant depreciation and amortization as follows:	$100.4	$87.4

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/25/2013	5/26/2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108.9	$88.2
Receivables, net	80.3	85.4
Inventories	373.3	356.9
Prepaid income taxes	8.7	6.4
Prepaid expenses and other current assets	88.3	83.4
Deferred income taxes	150.2	144.6
Total current assets	$809.7	$764.9
Land, buildings and equipment, net	4,469.6	4,391.1
Goodwill	907.7	908.3
Trademarks	574.6	573.8
Other assets	302.4	298.8
Total assets	$7,064.0	$6,936.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$384.7	$296.5
Short-term debt	212.0	164.5
Accrued payroll	141.0	150.5
Accrued income taxes	26.9	16.5
Other accrued taxes	68.9	67.6
Unearned revenues	242.3	270.5
Current portion of long-term debt	15.0	—
Other current liabilities	472.3	450.3
Total current liabilities	$1,563.1	$1,416.4
Long-term debt, less current portion	2,476.4	2,496.2
Deferred income taxes	353.2	356.4
Deferred rent	238.2	230.5
Obligations under capital leases, net of current installments	53.7	52.5
Other liabilities	307.9	325.4
Total liabilities	$4,992.5	$4,877.4
Stockholders’ equity:
Common stock and surplus	$1,222.8	$1,207.6
Retained earnings	996.8	998.9
Treasury stock	(7.9)	(8.1)
Accumulated other comprehensive income (loss)	(134.4)	(132.8)
Unearned compensation	(5.8)	(6.1)
Total stockholders’ equity	$2,071.5	$2,059.5
Total liabilities and stockholders’ equity	$7,064.0	$6,936.9

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/25/2013	8/26/2012
Cash flows—operating activities
Net earnings	$70.2	$110.8
Losses from discontinued operations, net of tax benefit	0.1	0.2
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	105.8	92.6
Stock-based compensation expense	11.1	14.4
Change in current assets and liabilities and other, net	29.9	35.2
Net cash provided by operating activities of continuing operations	$217.1	$253.2
Cash flows—investing activities
Purchases of land, buildings and equipment	(174.3)	(149.3)
Proceeds from disposal of land, buildings and equipment	1.6	—
Increase in other assets	(8.6)	(9.5)
Net cash used in investing activities of continuing operations	$(181.3)	$(158.8)
Cash flows—financing activities
Proceeds from issuance of common stock	8.2	14.7
Income tax benefits credited to equity	1.6	4.0
Dividends paid	(71.7)	(64.0)
Repurchases of common stock	(0.4)	(52.2)
ESOP note receivable repayment	0.3	0.5
Proceeds from issuance of short-term debt, net	47.5	(16.9)
Repayment of long-term debt	—	(0.5)
Payment of debt issuance costs	—	(1.2)
Principal payments on capital leases	(0.5)	(0.5)
Net cash used in financing activities of continuing operations	$(15.0)	$(116.1)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(0.1)	—
Net cash provided by investing activities of discontinued operations	—	2.7
Net cash (used in) provided by discontinued operations	$(0.1)	$2.7

Increase (decrease) in cash and cash equivalents	20.7	(19.0)
Cash and cash equivalents - beginning of period	88.2	70.5
Cash and cash equivalents - end of period	$108.9	$51.5